Exhibit 4.2
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

No. 1	Principal Amount $250,000,000

CUSIP No.: 88947EAJ9
6.750% Senior Notes due 2019
TOLL BROTHERS FINANCE CORP.,
a Delaware corporation,
promises to pay to CEDE & CO., or registered assigns, the principal sum of $250,000,000 (TWO HUNDRED FIFTY MILLION DOLLARS) on November 1, 2019.
6.750% Senior Notes due 2019
Interest Payment Dates: May 1 and November 1, commencing May 1, 2010
Record Dates: April 15 and October 15

Authenticated:

Dated: September 22, 2009
TOLL BROTHERS FINANCE CORP. [Seal]
By
Title:

By
Title:

THE BANK OF NEW YORK MELLON, as Trustee, certifies that this is one of the Notes referred to in the within mentioned Indenture.

By:
Authorized Signatory

TOLL BROTHERS FINANCE CORP.
6.750% Senior Notes due 2019
1. Interest.
     TOLL BROTHERS FINANCE CORP. (the “Issuer”), a Delaware corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest semiannually on May 1 and November 1 of each year, commencing on May 1, 2010, until the principal is paid or made available for payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from September 22, 2009, provided that, if there is no existing Default in the payment of interest and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2. Method of Payment.
     The Issuer will pay interest on the Notes (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special Record Date as may be fixed by the Issuer) to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 immediately preceding the interest payment date (capitalized terms not defined herein have the meanings given to those terms in the Indenture). Payments of principal and interest in respect of the Notes may be made, at the Issuer’s option, at the office or agency maintained by the Issuer for such purpose in the Borough of Manhattan, The City of New York or by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository; provided, however, that payments of interest may be made at the Issuer’s option by check mailed at the address of the Holders or by transfer to an account maintained by the payee with a bank located in the United States. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.
3. Paying Agent and Registrar.
     Initially, The Bank of New York Mellon (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change or appoint any Paying Agent, Registrar or co-Registrar without notice. Toll Brothers, Inc. (the “Company”) or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.
4. Indenture.
     The Issuer issued the Notes under an Indenture dated as of April 20, 2009, as amended and supplemented (the “Indenture”), among the Issuer, the Company, the other Guarantors and the Trustee. The terms of the Notes and the Guarantee include those stated in the Indenture and those made part of the Indenture, including those terms set forth in the Authorizing Resolutions pertaining to the Securities of the Series of which this Note is a part (the “Authorizing

Resolutions”) and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date of the Indenture. The Notes and the Guarantee are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.
     The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolutions. Requests may be made to: Toll Brothers Finance Corp., c/o Toll Brothers, Inc., 250 Gibraltar Road, Horsham, Pennsylvania 19044, Attention: Chief Financial Officer.
5. Optional Redemption.
     The Issuer may, at its option, redeem the Notes, in whole at any time or in part from time to time, on at least 30 but not more than 60 days’ prior notice at a redemption price equal to the greater of
•	100% of the principal amount of the Notes to be redeemed; and

•	the sum of the present values of the Remaining Scheduled Payments on the Notes being redeemed on the redemption date, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 50 basis points (0.50%).
     The Issuer will also accrue interest on the Notes to the date of redemption. In determining the redemption price and accrued interest, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
     If money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the Notes (or such portions thereof) called for redemption and such Notes (or such portions thereof) will cease to be outstanding.
6. Change of Control Repurchase Event
     If a Change of Control Repurchase Event occurs, unless the Issuer has previously exercised its right to redeem the Notes as described above, the Issuer will make an offer to each Holder of Notes to repurchase all or any part (in amounts of $2,000 or in integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Issuer will mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations under the Exchange Act to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions herein, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions herein by virtue of such conflict.
     On the Change of Control Repurchase Event payment date, the Issuer will, to the extent lawful:
•	accept for payment all Notes or portions of Notes properly tendered pursuant to the Issuer’s offer;

•	deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

•	deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Issuer.
     The Paying Agent will promptly mail to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
     The Issuer will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under its offer.
For purposes of the change of control repurchase event, the following terms shall have the respective meanings set forth below:
“Below Investment Grade Rating Event” means the Notes are rated below Investment Grade (defined below) by all three Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Voting Stock (defined below), measured by voting power rather than number of shares. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a wholly owned subsidiary of a holding company and (2) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.
     If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange, or if the Notes are not so listed, on either a pro rata basis or by lot or by such method as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from Notes outstanding and not previously called for redemption. Notes in denominations of $2,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of the principal of Notes that have denominations larger than $2,000. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at the registered address of such Holder. On and after the redemption dates interest ceases to accrue on the Notes or portions thereof called for redemption, provided that if the Issuer shall default in the payment of such Notes at the redemption price together with accrued interest, interest shall continue to accrue at the rate borne by the Notes.
7. Denominations, Transfer, Exchange.
     The Notes are in registered form only without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes by presentation of such Notes to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note selected for redemption, except the unredeemed part thereof if the Note is redeemed in part, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.
8. Persons Deemed Owners.
     The registered Holder of this Note shall be treated as the owner of it for all purposes.
9. Unclaimed Money.
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its request. After that, Holders entitled to the money must look to the Issuer for payment unless an abandoned property law designates another Person.
10. Amendment, Supplement, Waiver.
     Subject to certain exceptions, the Indenture, the Guarantee or the Notes may be amended or supplemented by the Issuer with the consent of the Holders of at least a majority in principal amount of the outstanding Notes and any past default or compliance with any provision relating to the Notes may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without the consent of any Holder, the Issuer may amend or supplement the Indenture, the Guarantee or the Notes to cure any ambiguity, omission, defect or inconsistency (provided such action does not adversely affect the rights of the Holders), to evidence the succession of another Person to the Issuer or any Guarantor, to add covenants of the Issuer or of the Guarantors under Article Four of the Indenture for the benefit of the Holders or to surrender rights or powers conferred upon the Issuer or the Guarantors by the Indenture, to add Events of Default for the benefit of the Holders, to change or eliminate any provisions of the Indenture (provided such change or elimination shall become effective only when none of the Notes are outstanding), to add Guarantors, to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee, to close the Indenture as to authentication and delivery of additional Notes, to supplement Indenture provisions to permit or facilitate defeasance and discharge of the Notes (provided such action does not adversely affect the rights of the Holders), to provide that specific Indenture provisions shall not apply to an unissued Series of Notes, to provide for uncertificated Notes in addition to or in place of certificated Notes, to create a Series and establish its terms, to secure any senior notes or Guarantees under the Indenture, to remove a Guarantor, other than the Company, which, in accordance with the terms of the Indenture, ceases to be liable in respect of the Guarantee, or to make any other change, (provided such action does not adversely affect the rights of any Holder).
11. Trustee Dealings with Company.
     The Bank of New York Mellon, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

12. No Recourse Against Others.
     A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.
13. Discharge of Indenture.
     The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.
14. Authentication.
     This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.
15. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

ASSIGNMENT FORM
     If you the Holder want to assign this Note, fill in the form below: I or we assign and transfer this Note to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)
and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your signature: (Sign exactly as your name

appears on the other side of this Note)
SIGNATURE GUARANTEE
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

GUARANTEE
     The Guarantors listed on Schedule I attached hereto (the “Guarantors”), have unconditionally guaranteed, on a senior basis jointly and severally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. No past, present or future stockholder, partner, member, officer, director, manager, general partner, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such Person’s status as stockholder, partner, member, officer, director, manager, general partner, employee or incorporator. Each Holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantee. Each Holder of a Note by accepting a Note agrees that any Guarantor other than Toll Brothers, Inc. (the “Company”) shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

TOLL BROTHERS, INC.
By:
Title:

THE GUARANTORS LISTED ON SCHEDULE I, ATTACHED HERETO
By:
Title:

Schedule I
Toll Brothers, Inc. (DE)
110-112 Third Ave. Realty Corp. (NY)
Amwell Chase, Inc. (DE)
ESE Consultants, Inc. (DE)
Fairway Valley, Inc. (DE)
First Brandywine Investment Corp. II (DE)
First Brandywine Investment Corp. IV (DE)
First Huntingdon Finance Corp. (DE)
Franklin Farms G.P., Inc. (DE)
HQZ Acquisitions, Inc. (MI)
MA Limited Land Corporation (DE)
SH Homes Corporation (MI)
SI Investment Corporation (MI)
TB Proprietary Corp. (DE)
Tenby Hunt, Inc. (DE)
The Silverman Building Companies, Inc. (MI)
Toll Architecture I, P.A. (DE)
Toll Architecture, Inc. (DE)
Toll AZ GP Corp. (DE)
Toll Bay Corp. (DE)
Toll Bros. of Arizona, Inc. (AZ)
Toll Bros. of North Carolina II, Inc. (NC)
Toll Bros. of North Carolina III, Inc. (NC)
Toll Bros. of North Carolina, Inc. (NC)
Toll Bros., Inc. (DE)
Toll Bros., Inc. (PA)
Toll Bros., Inc. (TX)
Toll Brothers AZ Construction Company (AZ)
Toll Brothers Canada USA, Inc. (DE)
Toll Brothers Real Estate, Inc. (PA)
Toll Buckeye Corp. (DE)
Toll CA GP Corp. (CA)
Toll Centennial Corp. (DE)
Toll CO GP Corp. (CO)
Toll Copper Corp. (DE)
Toll Corp. (DE)
Toll Development Company, Inc. (MI)
Toll Diamond Corp. (DE)
Toll Dominion Corp. (DE)
Toll Empire Corp. (DE)
Toll FL GP Corp. (FL)
Toll GA GP Corp. (GA)
Toll Garden Corp. (DE)
Toll Golden Corp. (DE)
Toll Granite Corp. (DE)
Toll Great Lakes Corp. (DE)
Toll Holdings, Inc. (DE)
Toll IL GP Corp. (IL)
Toll Keystone Corp. (DE)
Silverman—Toll Limited Partnership (MI)
Somers Chase, L.P. (NY)
Sorrento at Dublin Ranch I LP (CA)
Sorrento at Dublin Ranch III LP (CA)
South Riding, L.P. (VA)
South Riding Amberlea LP (VA)
South Riding Partners Amberlea LP (VA)
South Riding Partners, L.P. (VA)
Southport Landing Limited Partnership (CT)
Springton Pointe, L.P. (PA)
Stone Mill Estates, L.P. (PA)
Swedesford Chase, L.P. (PA)
TBI/Naples Limited Partnership (FL)
TBI/Palm Beach Limited Partnership (FL)
The Bird Estate Limited Partnership (MA)
The Estates at Brooke Manor Limited Partnership (MD)
The Estates at Summit Chase, L.P. (CA)
Toll at Brier Creek Limited Partnership (NC)
Toll at Honey Creek Limited Partnership (MI)
Toll at Westlake, L.P. (NJ)
Toll at Whippoorwill, L.P. (NY)
Toll Brooklyn L.P. (NY)
Toll Bros. of Tennessee, L.P. (TN)
Toll Brothers AZ Limited Partnership (AZ)
Toll CA II, L.P. (CA)
Toll CA III, L.P. (CA)
Toll CA IV, L.P. (CA)
Toll Land Corp. No. 10 (DE)
Toll Land Corp. No. 20 (DE)
Toll Land Corp. No. 43 (DE)
Toll Land Corp. No. 50 (DE)
Toll Land Corp. No. 6 (PA)
Toll Lone Star Corp. (DE)
Toll LTC Successor Corp. (NV)
Toll Manhattan I, Inc. (NY)
Toll MD Builder Corp. (MD)
Toll MI GP Corp. (MI)
Toll Mid-Atlantic LP Company, Inc. (DE)
Toll Mid-Atlantic Note Company, Inc. (DE)
Toll Midwest LP Company, Inc. (DE)
Toll Midwest Note Company, Inc.(DE)
Toll MN GP Corp. (MN)
Toll NC GP Corp. (NC)
Toll NH GP Corp. (NH)
Toll NJ Builder Corp. (NJ)
Toll NJX III Corp. (DE)
Toll NJX IV Corp. (DE)
Toll NJX-I Corp. (DE)
Toll NJX-II Corp. (DE)
Toll Northeast LP Company, Inc. (DE)
Toll Northeast Note Company, Inc. (DE)
Toll Northeast Services, Inc. (DE)
Toll Nutmeg Corp. (DE)
Toll NV GP Corp. (NV)
Toll OH GP Corp. (OH)
Toll Old Line Corp. (DE)
Toll PA Builder Corp. (PA)
Toll PA GP Corp. (PA)
Toll PA II GP Corp. (PA)
Toll PA III GP Corp. (PA)
Toll Palmetto Corp. (DE)
Toll Peppertree, Inc. (NY)
Toll Philmont Corporation (DE)
Toll Plantation Corp. (DE)
Toll Prairie Corp. (DE)
Toll Realty Holdings Corp. I (DE)
Toll Realty Holdings Corp. II (DE)
Toll RI GP Corp. (RI)
Toll Sagebrush Corp. (DE)
Toll SC GP Corp. (SC)
Toll Southeast LP Company, Inc. (DE)
Toll Southeast Note Company, Inc. (DE)
Toll Southwest LP Company, Inc. (DE)
Toll Southwest Note Company, Inc. (DE)
Toll Sunshine Corp. (DE)
Toll Tar Heel Corp. (DE)
Toll TN GP Corp. (TN)
Toll TX GP Corp. (DE)
Toll East Naples Limited Partnership (FL)
Toll Estero Limited Partnership (FL)
Toll FL II Limited Partnership (FL)
Toll FL III Limited Partnership (FL)
Toll FL IV Limited Partnership (FL)
Toll FL Limited Partnership (FL)
Toll FL V Limited Partnership (FL)
Toll FL VI Limited Partnership (FL)
Toll FL VII Limited Partnership (FL)
Toll FL VIII Limited Partnership (FL
Toll Ft. Myers Limited Partnership (FL)
Toll GA LP (GA)
Toll Grove LP (NJ)
Toll Hudson LP (NJ)
Toll IL HWCC, L.P. (IL)
Toll IL II, L.P. (IL)
Toll IL III, L.P. (IL)
Toll IL IV, L.P. (IL)
Toll IL WSB, L.P. (IL)
Toll IL, L.P. (IL)
Toll Jacksonville Limited Partnership (FL)
Toll Land IV Limited Partnership (NJ)
Toll Land IX Limited Partnership (VA)
Toll Land Limited Partnership (CT)
Toll Land V Limited Partnership (NY)
Toll VA GP Corp. (DE)
Toll VA Member Two, Inc. (DE)
Toll WestCoast LP Company, Inc. (DE)
Toll WestCoast Note Company, Inc. (DE)
Toll WV GP Corp. (WV)
Toll YL, Inc. (CA)
Warren Chase, Inc. (DE)
51 N. 8th Street L.P. (NY)
Audubon Ridge, L.P. (PA)
Belmont Land, L.P. (VA)
Binks Estates Limited Partnership (FL)
Blue Bell Country Club, L.P. (PA)
Broad Run Associates, L.P. (PA)
Buckingham Woods, L.P. (PA)
CC Estates Limited Partnership (MA)
Cold Spring Hunt, L.P. (PA)
Dominion Country Club, L.P. (VA)
Eagle Farm Limited Partnership (MA)
Estates at Princeton Junction, L.P. (NJ)
Estates at Rivers Edge, L.P. (NJ)
Fairfax Investment, L.P. (VA)
Fairfax Station Hunt, L.P. (VA)
Farmwell Hunt, L.P. (VA)
First Brandywine Partners, L.P. (DE)
Great Falls Hunt, L.P. (VA)
Greenwich Chase, L.P. (NJ)
Hoboken Land LP (NJ)
Hockessin Chase, L.P. (DE)
Huckins Farm Limited Partnership (MA)
Kensington Woods Limited Partnership (MA)
Laurel Creek, L.P. (NJ)
Loudoun Valley Associates, L.P. (VA)
NC Country Club Estates Limited Partnership (NC)
Toll NJ, L.P. (NJ)
Toll Northville Limited Partnership (MI)
Toll NV Limited Partnership (NV)
Toll NY LP (NY)
Toll Orlando Limited Partnership (FL)
Toll PA II, L.P. (PA)
Toll PA III, L.P. (PA)
Toll PA IV, L.P. (PA)
Toll PA IX, L.P. (PA)
Toll PA V, L.P. (PA)
Toll PA VI, L.P. (PA)
Toll PA VIII, L.P. (PA)
Toll PA X, L.P. (PA)
Toll PA XI, L.P. (PA)
Toll PA XII, L.P. (PA)
Toll PA XIII, L.P. (PA)
Toll PA, L.P. (PA)
Toll Realty Holdings LP (DE)
Toll RI II, L.P. (RI)
Toll RI, L.P. (RI)
Toll SC II, L.P. (SC)
Toll SC III, L.P. (SC)
Toll SC, L.P. (SC)
Toll Stonebrae LP (CA)
Toll VA II, L.P. (VA)
Toll VA III, L.P. (VA)
Toll VA IV, L.P. (VA)
Toll VA V, L.P. (VA)
Toll VA VI, L.P. (VA)
Toll VA VII, L.P. (VA)
Toll VA, L.P. (VA)
Toll WV LP (WV)
Toll YL II, L.P. (CA)
Toll YL, L.P. (CA)
Toll-Dublin, L.P. (CA)
Village Partners, L.P. (PA)
West Amwell Limited Partnership (NJ)
Wilson Concord, L.P. (TN)
110-112 Third Ave. GC II LLC (NY)
110-112 Third Ave. GC LLC (NY)
1500 Garden St. LLC (NJ)
2301 Fallston Road LLC (MD)
5-01 — 5-17 48th Avenue GC II LLC (NY)

Toll CA V, L.P. (CA)
Toll CA VI, L.P. (CA)
Toll CA VII, L.P. (CA)
Toll CA VIII, L.P. (CA)
Toll CA IX, L.P. (CA)
Toll CA X, L.P. (CA)
Toll CA XI, L.P. (CA)
Toll CA XII, L.P. (CA)
Toll CA XIX, L.P. (CA)
Toll CA, L.P. (CA)
Toll CO, L.P. (CO)
Toll CT II Limited Partnership (CT)
Toll CT Limited Partnership (CT)
Toll DE LP (DE)
C.B.A.Z. Holding Company LLC (DE)
Component Systems I LLC (DE)
Component Systems II LLC (DE)
CWG Construction Company LLC (NJ)
Dominion Valley Country Club I LLC (VA)
Dominion Valley Country Club II LLC (VA)
First Brandywine LLC I (DE)
First Brandywine LLC II (DE)
First Brandywine LLC III (DE)
First Brandywine LLC IV (DE)
Frenchman’s Reserve Realty, LLC (FL)
Hawthorn Woods Country Club II LLC (IL)
Hoboken Cove LLC (NJ)
Hoboken Land I LLC (DE)
Jacksonville TBI Realty LLC (FL)
Lighthouse Point Land Company, LLC (FL)
Long Meadows TBI, LLC (MD)
Longmeadow Properties LLC (MD)
Martinsburg Ventures, L.L.C. (VA)
Mizner Realty, L.L.C. (FL)
Naples TBI Realty, LLC (FL)
Orlando TBI Realty LLC (FL)
Phillips Drive LLC (MD)
Prince William Land I LLC (VA)
Prince William Land II LLC (VA)
Regency at Denville LLC (NJ)
Regency at Dominion Valley LLC (VA)
Regency at Long Valley I LLC (NJ)
Regency at Long Valley II LLC (NJ)
Regency at Mansfield I LLC (NJ)
Regency at Mansfield II LLC (NJ)
Regency at Washington I LLC (NJ)
Regency at Washington II LLC (NJ)
South Riding Realty LLC (VA)
SR Amberlea LLC (VA)
SRLP II LLC (VA)
Tampa TBI Realty LLC (FL)
TB Kent Partners LLC (DE)
The Regency Golf Club I LLC (VA)
The Regency Golf Club II LLC (VA)
The Ridges at Belmont Country Club I LLC (VA)
The Ridges at Belmont Country Club II LLC (VA)
Toll Austin TX LLC (TX)
Toll Cedar Hunt LLC (VA)
Toll CO I LLC (CO)
Toll Corners LLC (DE)
Toll Dallas TX LLC (TX)
Toll DE X II, LLC (DE)
Toll DE X, LLC (DE)
Toll EB, LLC (DE)
Toll Equipment, L.L.C. (DE)
Toll FL I, LLC (FL)
Toll Glastonbury LLC (CT)
Toll Henderson LLC (NV)
Toll Hoboken LLC (DE)
Toll Land VI Limited Partnership (NY)
Toll Land VII Limited Partnership (NY)
Toll Land X Limited Partnership (VA)
Toll Land XI Limited Partnership (NJ)
Toll Land XIV Limited Partnership (NY)
Toll Land XIX Limited Partnership (CA)
Toll Land XV Limited Partnership (VA)
Toll Land XVI Limited Partnership (NJ)
Toll Land XVIII Limited Partnership (CT)
Toll Land XX Limited Partnership (CA)
Toll Land XXI Limited Partnership (VA)
Toll Land XXII Limited Partnership (CA)
Toll Land XXIII Limited Partnership (CA)
Toll Land XXV Limited Partnership (NJ)
Toll Land XXVI Limited Partnership (OH)
Toll Livingston at Naples Limited Partnership (FL)
Toll MA Land Limited Partnership (MA)
Toll MD Builder I, L.P. (MD)
Toll MD Limited Partnership (MD)
Toll MD V Limited Partnership (MD)
Toll MD VI Limited Partnership (MD)
Toll MD VII Limited Partnership (MD)
Toll MD II Limited Partnership (MD)
Toll MD III Limited Partnership (MD)
Toll MD IV Limited Partnership (MD)
Toll MD IX Limited Partnership (MD)
Toll MD VIII Limited Partnership (MD)
Toll MD X Limited Partnership (MD)
Toll MI II Limited Partnership (MI)
Toll MI III Limited Partnership (MI)
Toll MI IV Limited Partnership (MI)
Toll MI Limited Partnership (MI)
Toll MI V Limited Partnership (MI)
Toll MN II, L.P. (MN)
Toll MN, L.P. (MN)
Toll Naval Associates (PA)
Toll NC II LP (NC)
Toll NC, L.P. (NC)
Toll NH Limited Partnership (NH)
Toll NJ Builder I, L.P. (NJ)
Toll NJ II, L.P. (NJ)
Toll NJ III, L.P. (NJ)
Toll NJ IV, L.P. (NJ)
Toll NJ V, L.P. (NJ)
Toll NJ VI, L.P. (NJ)
Toll NJ VII, L.P. (NJ)
Toll NJ VIII, L.P. (NJ)
Toll NJ XI, L.P. (NJ)
Toll IN LLC (IN)
Toll Jupiter LLC (FL)
Toll MD I, L.L.C. (MD)
Toll MD II LLC (MD)
Toll Morgan Street LLC (DE)
Toll NJ I, L.L.C. (NJ)
Toll NJ II, L.L.C. (NJ)
Toll NJ III, LLC (NJ)
Toll North LV LLC (NV)
Toll North Reno LLC (NV)
Toll NV Holdings LLC (NV)
Toll San Antonio TX LLC (TX)
Toll South LV LLC (NV)
Toll South Reno LLC (NV)
Toll Stratford LLC (VA)
Toll VA III L.L.C. (VA)
Toll VA L.L.C. (DE)
Toll Van Wyck, LLC (NY)
Toll Vanderbilt I LLC (RI)
Toll Vanderbilt II LLC (RI)
Toll-Dublin, LLC (CA)
Vanderbilt Capital LLC (RI)
Virginia Construction Co. I, LLC (VA)
5-01 — 5-17 48th Avenue GC LLC (NY)
5-01 — 5-17 48th Avenue II LLC (NY)
5-01 — 5-17 48th Avenue LLC (NY)
51 N. 8th Street GC II LLC (NY)
51 N. 8th Street GC LLC (NY)
51 N. 8th Street I LLC (NY)
700 Grove Street Urban Renewal, LLC (NJ)
Arbor Hills Development LLC (MI)
Arthur’s Woods, LLC (MD)
Arundel Preserve #10a, LLC (MD)
Arundel Preserve #6, LLC (MD)
Belmont Country Club I LLC (VA)
Belmont Country Club II LLC (VA)
Block 255 LLC (NJ)
Brier Creek Country Club I LLC (NC)
Brier Creek Country Club II LLC (NC)
C.B.A.Z. Construction Company LLC (AZ)
Virginia Construction Co. II, LLC (VA)

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